UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2018

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2018, the Registrant issued a press release announcing the decision of D. Craig Mense, Executive Vice President and Chief Financial Officer, to retire from the Registrant effective December 31, 2018. In addition, Registrant announced that as part of an effective transition of the CFO role, Mr. Mense would step down from such role during the third quarter of 2018, but will remain employed by Registrant through December 31, 2018. The press release is filed as Exhibit 99.1 to this Form 8-K.
ITEM 5.02(c) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2018, Registrant announced that James Anderson, Senior Vice President, Corporate Development and Financial Planning & Analysis, will succeed Mr. Mense as Registrant's Executive Vice President and Chief Financial Officer, during the third quarter of 2018. Mr. Anderson joined Registrant as Senior Vice President, Finance in November 2012. Prior to such role, Mr. Anderson was Managing Director of Macquarie Capital from January 2004. The press release is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits
Exhibit No.	Description

99.1
CNA Financial Corporation press release, issued April 26, 2018, announcing the retirement of D. Craig Mense, Executive Vice President and Chief Financial Officer, and the appointment of James Anderson to succeed Mr. Mense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 26, 2018	By	/s/ Stathy Darcy
(Signature)
Stathy Darcy Senior Vice President, Deputy General Counsel & Secretary